UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2017

EARTH SCIENCE TECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-55000	45-4267181
(Commission File Number)	(IRS Employer Identification No.)

8000 NW 31st Street, Suite 19 Doral, FL	33122
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (305) 615-2118

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

Employment Agreement

Effective January 24, 2017, the Registrant entered into an employment agreement with Mr. Sergio Castillo to be its Chief Marketing Officer to perform the duties generally associated with such position and as assigned to him by the Registrant’s board of directors, including but not limited to Brand Consulting, Strategy and Development, Market Research, Logo Design, and creating tag lines and slogans. The agreement is for a term of six (6) months and is renewable for a additional period of six (6) months upon mutual agreement by the parties. Mr. Castillo compensation for the term is $700 per month.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Document
1.	Employment Agreement between the Registrant and Sergio Castillo dated January 24, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

Dated: October 25, 2017	/s/ Nickolas S. Tabraue
Nickolas S. Tabraue
President and COO